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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WESCO AIRCRAFT HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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27727 Avenue Scott
Valencia, California 91355
(661) 775-7200

December 19, 2013

Dear Stockholder:

        You are cordially invited to attend the 2014 annual meeting of stockholders of Wesco Aircraft Holdings, Inc., a Delaware corporation, which will be held at 2:00 p.m., Pacific Time, on Tuesday, January 28, 2014, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, California 91355. At the annual meeting, stockholders will be asked to elect Class III directors, approve, by a non-binding advisory vote, our executive compensation, ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014 and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. These proposals are more fully described in our proxy statement.

        On or about December 19, 2013, we will mail to our stockholders either a full set of paper proxy materials or a Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 28, 2014 (the "Notice") containing instructions on how to access our proxy statement and our annual report for the fiscal year ended September 30, 2013 and authorize your proxy electronically via the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

        It is important that your shares be represented at the annual meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to authorize your proxy as promptly as possible, either electronically via the Internet, by telephone or by completing and returning the enclosed proxy card if you received paper proxy materials, so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

Randy J. Snyder Chairman of the Board of Directors, President and Chief Executive Officer

27727 Avenue Scott
Valencia, California 91355
(661) 775-7200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 28, 2014

To our Stockholders:

        The annual meeting of stockholders of Wesco Aircraft Holdings, Inc., a Delaware corporation, will be held at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia California 91355, on Tuesday, January 28, 2014, at 2:00 p.m., Pacific Time, for the following purposes:

  1)
  To elect three directors to our board to serve as Class III directors for a term of three years and until their successors are duly elected and qualified. The following persons have been nominated:

  •
  Adam J. Palmer

  •
  Norton A. Schwartz

  •
  Randy J. Snyder;

  2)
  To approve, by a non-binding advisory vote, our executive compensation;

  3)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014; and

  4)
  To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

        Only stockholders of record at the close of business on December 4, 2013, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting.

        Whether or not you expect to be present at the meeting, we urge you to authorize your proxy electronically via the Internet, by telephone or by completing and returning the proxy card if you received paper proxy materials. Voting instructions are provided in the Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 28, 2014, or, if you received paper proxy materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

John Holland Senior Vice President and General Counsel

Valencia, California
December 19, 2013

WESCO AIRCRAFT HOLDINGS, INC.
27727 Avenue Scott
Valencia, California 91355

PROXY STATEMENT
FOR
2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 28, 2014

        This proxy statement is being furnished by and on behalf of the board of directors of Wesco Aircraft Holdings, Inc. (the "Company"), in connection with the solicitation of proxies to be voted at the 2014 annual meeting of stockholders. The date, time and place of the annual meeting are:

Date:	January 28, 2014
Time:	2:00 p.m. (Pacific Time)
Place:	Hyatt Regency Valencia 24500 Town Center Drive Valencia, California 91355

        At the annual meeting, stockholders will be asked to:

  •
  Elect the following three nominees as our Class III directors to serve a term of three years and until their successors are duly elected and qualified: Adam J. Palmer, Norton A. Schwartz and Randy J. Snyder ("Proposal 1");

  •
  Approve, by a non-binding advisory vote, the Company's executive compensation ("Proposal 2");

  •
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending September 30, 2014 ("Proposal 3"); and

  •
  Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Our principal offices are located at 27727 Avenue Scott, Valencia, California 91355, and our telephone number is (661) 775-7200.

        We are furnishing the proxy materials for the 2014 annual meeting of stockholders by mailing to our stockholders either a full set of paper proxy materials or a Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 28, 2014 (the "Notice"). The paper proxy materials and the Notice will first be mailed to stockholders on or about December 19, 2013.

Page
GENERAL INFORMATION ABOUT THE MEETING	1
Where and when will the annual meeting be held?	1
Why did I receive a Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 28, 2014 (the "Notice") in the mail instead of a paper copy of the proxy materials?	1
Why did you send me the proxy materials or the Notice?	1
Can I vote my shares by filling out and returning the Notice?	1
Who can vote?	1
How are votes counted?	2
What is the required vote for approval?	2
How do I vote by proxy?	2
How can I authorize my proxy online or via telephone?	3
What if other matters come up at the annual meeting?	3
Can I change my previously authorized vote?	3
Can I vote in person at the annual meeting rather than by authorizing a proxy?	3
Will my shares be voted if I do not provide my proxy?	3
What do I do if my shares are held in "street name"?	4
Who will count the votes?	4
Who pays for this proxy solicitation?	4
PROPOSAL 1—ELECTION OF DIRECTORS	5
Board Structure	5
Class III Election	5
Class III Nominees	5
Vote Required; Recommendation	6
Continuing Directors	7
GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS, ITS COMMITTEES AND THE COMPANY'S CORPORATE GOVERNANCE	11
Risk Oversight	11
Loss of Controlled Company Status	11
Board Independence	11
Board Meetings	12
Committees of the Board	12
Audit Committee	12
Compensation Committee	12
Nominating and Corporate Governance Committee	13
Compensation Committee Interlocks and Insider Participation	14
Corporate Governance	14
Code of Business Conduct and Ethics	14
Corporate Governance Guidelines	14
Whistleblower Policy	14
Policies Relating to our Board	15
Communications with the Board	15
Board Leadership Structure	15
Executive Sessions and Presiding Directors	15
Director Attendance at Annual Meeting of Stockholders	15
AUDIT COMMITTEE REPORT	16
COMPENSATION COMMITTEE REPORT	17
COMPENSATION DISCUSSION AND ANALYSIS	18

i

ii

GENERAL INFORMATION ABOUT THE MEETING

        In this section of the proxy statement, we answer some common questions regarding Wesco Aircraft Holdings, Inc.'s 2014 annual meeting of stockholders and the voting of shares at the annual meeting.

Where and when will the annual meeting be held?

        The date, time and place of the annual meeting is:

    January 28, 2014
    2:00 p.m. (Pacific Time)
    Hyatt Regency Valencia
    24500 Town Center Drive
    Valencia, CA 91355

Why did I receive a Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on January 28, 2014 (the "Notice") in the mail instead of a paper copy of the proxy materials?

        The United States Securities and Exchange Commission (the "SEC") has approved rules (the "e-proxy rules") allowing companies to furnish proxy materials, including this proxy statement and our annual report for the fiscal year ended September 30, 2013 ("fiscal 2013"), to our stockholders by providing access to such documents on the Internet instead of mailing paper copies. We are pleased to take advantage of the e-proxy rules, which we believe provide a convenient and quick way to access the proxy materials and vote shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. Accordingly, certain of our stockholders will receive the Notice and will not receive paper copies of the proxy materials unless they request them. Instead, the Notice will provide such stockholders with notice of the annual meeting and will also provide instructions regarding accessing and reviewing all of the proxy materials on the Internet or by telephone. The Notice also provides instructions as to how you may submit your proxy on the Internet or by telephone. If you received the Notice and you would instead prefer to receive a paper or email copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Why did you send me the proxy materials or the Notice?

        We sent you the proxy materials or the Notice because we are holding our annual meeting of stockholders and the Company's board of directors (the "Board") is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the annual meeting.

Can I vote my shares by filling out and returning the Notice?

        No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy by Internet or by telephone or by requesting and returning a paper proxy card, or you may vote your shares by submitting a ballot in person at the meeting.

Who can vote?

        You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on December 4, 2013, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of December 4, 2013, there were a total of 95,378,130 shares of common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own.

How are votes counted?

        We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either authorize their proxy online or telephonically, sign and return their proxy cards or attend the annual meeting. A majority of the shares of common stock entitled to vote at the annual meeting and present in person or by proxy constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.

What is the required vote for approval?

        The election of each of our nominees for director requires a plurality of the votes validly cast at the annual meeting. If you withhold votes for purposes of the vote on the election of directors, your withheld votes will not be counted as votes cast and will have no effect on the result of such votes. Broker non-votes have no effect on the outcome of the vote.

        The approval by a non-binding advisory vote of our executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors require a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matters at the annual meeting. If you abstain for purposes of the approval on an advisory basis of executive compensation, your abstention will have the same effect as a vote against. Broker non-votes have no effect on the outcome of the vote. If you abstain for purposes of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, your abstention will have the same effect as a vote against. NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected.

How do I vote by proxy?

        Follow the instructions on the Notice or the proxy card to authorize a proxy to vote your shares electronically via the Internet or by telephone or by completing and returning the proxy card if you received paper proxy materials to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies will vote your shares as you instruct. You have the following choices in completing your voting:

  •
  You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

  •
  In voting on directors, you can either vote "FOR" all directors or withhold your vote on all or certain directors specified by you.

  •
  You may abstain from voting on the proposal to approve the advisory vote on our executive compensation or to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, in which case no vote will be recorded with respect to the matter on which you abstained from voting.

  •
  You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all three director nominees, approve on an advisory basis the executive compensation and ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

 How can I authorize my proxy online or via telephone?

        In order to authorize your proxy online or via telephone, go to www.proxyvote.com or call the toll-free number reflected on the Notice, and follow the instructions. Please have your Notice in hand when accessing the site, as it contains a 12-digit control number required for access. You can authorize your proxy via the Internet or by telephone at any time prior to 11:59 p.m. Eastern Time, January 27, 2014, the day before the annual meeting.

        If you received paper proxy materials, you may also refer to the enclosed proxy card for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

What if other matters come up at the annual meeting?

        The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: the election of three Class III directors, the approval on an advisory basis of our executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2014 ("fiscal 2014"). If other matters are properly presented at the annual meeting, the designated proxies will vote your shares at their discretion.

Can I change my previously authorized vote?

        Yes, at any time before the vote on a proposal. You can change your vote either by executing or authorizing, dating, and delivering to us a new proxy via the Internet, telephone or mail at any time prior to 11:59 p.m. Eastern Time, January 27, 2014, the day before the annual meeting, by giving us a written notice revoking your proxy card or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

        Proxy revocation notices or new proxy cards should be sent to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, California 91355, Attention: John Holland.

Can I vote in person at the annual meeting rather than by authorizing a proxy?

        Although we encourage you to authorize your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you authorized your proxy electronically or telephonically or submitted a proxy card.

Will my shares be voted if I do not provide my proxy?

        Depending on the proposal, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to cast votes on certain "routine" matters if they do not receive instructions from their customers. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors is considered a "routine" matter for which brokerage firms may vote shares without receiving voting instructions. Brokerage firms do not have the authority under the NYSE rules to vote on non-routine matters. The election of directors and the approval on an advisory basis of our executive compensation are considered non-routine matters. If you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted and are called "broker non-votes." However, broker non-votes will still be considered present for the purpose of determining whether we have a quorum.

 What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank or other nominee in "street name," that party will give you instructions for voting your shares. If your shares are held in "street name" and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

        Representatives of Broadridge Financial Services, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

        We do. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for doing this.

        If you have additional questions about this proxy statement or the meeting or would like additional copies, without charge, of this document or our annual report for the fiscal year ended September 30, 2013, please contact: Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, California 91355, Attn: John Holland.

PROPOSAL 1
ELECTION OF DIRECTORS

Board Structure

        There are currently nine directors on our Board, and our directors are divided into three classes, with three directors in each of Class I, Class II and Class III. The terms of office of the three Class III directors expire at the 2014 annual meeting of stockholders.

Class III Election

        The three nominees for election as Class III directors are listed below. If elected, the nominees for election as Class III directors will serve on our Board for a term of three years and until their successors are duly elected and qualified. All three nominees currently serve on our Board.

Class III Nominees

        The Class III nominees are as follows:

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Adam J. Palmer (Class III)	Mr. Palmer, age 41, is a Managing Director of Carlyle and has been the Head of the Global Aerospace and Defense sector team since 2011. Mr. Palmer joined Carlyle in 1996 as a member of the Aerospace, Defense and Government Services sector team. Prior to joining Carlyle, Mr. Palmer was with Lehman Brothers focusing on mergers, acquisitions and financings for defense electronics and information services companies. He also currently serves on the board of directors of RPK Capital Management Group, LLC, Sequa Corporation, Triumph Group, Inc. and Landmark Aviation, and previously served on the board of directors of Standard Aero, Ltd., U.S. Investigations Services, Inc. and Vought Aircraft Industries, Inc.	2006

The Board has concluded that Mr. Palmer should serve as a director because, in addition to his demonstrated leadership as a Managing Director of Carlyle and his extensive experience in private equity and investment banking, he brings additional perspectives to the Board about the global aerospace and defense industries. In addition, as a result of his current service as a director of RPK Capital Management Group, LLC, Sequa Corporation, Triumph Group, Inc. and Landmark Aviation, Mr. Palmer brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Norton A. Schwartz (Class III)

General Schwartz, age 62, retired from the United States Air Force in 2012 after nearly 40 years of service. From 2008 to 2012, he was the Chief of Staff of the United States Air Force, serving as the senior uniformed Air Force officer responsible for the organization, training and equipping of active duty, guard and reserve forces and civilian workforce serving in the United States and overseas. As Chief of Staff, General Schwartz was a member of the Joint Chiefs of Staff providing military advice to the Secretary of Defense, the National Security Council and the President. Prior to that, he served as Commander of the United States Transportation Command from 2005 to 2008 and Director for Operations and Director of the Joint Staff from 2002 to 2005. General Schwartz currently serves on the boards of directors of Aurora Flight Sciences and the Air Force Association.

		2013

The Board has concluded that General Schwartz should serve as a director because, in addition to the leadership he has demonstrated throughout his distinguished military career, he brings extensive knowledge regarding the military aerospace industry. In addition, as a result of his current service as a director of both Aurora Flight Sciences and the Air Force Association, General Schwartz brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies and organizations.

Randy J. Snyder (Class III)	Mr. Snyder, age 64, has served as our President and Chief Executive Officer since 1977, and has been the Chairman of the Board since 2006.	2006

The Board has concluded that Mr. Snyder should serve on the Board based upon his intimate knowledge of our operations and his role in leading our transition from a small niche distributor to one of the world's largest distributors and providers of comprehensive supply chain management services to the global aerospace industry on an annual sales basis.

Vote Required; Recommendation

        The election of a director to the Board requires the affirmative vote of a plurality of the votes validly cast at the annual meeting.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE CLASS III NOMINEES NAMED ABOVE.

 Continuing Directors

        The six directors whose terms will continue after the annual meeting and will expire at the 2015 annual meeting (Class I) or the 2016 annual meeting (Class II) are listed below.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Dayne A. Baird (Class I)	Mr. Baird, age 37, is a Vice President at Carlyle where he focuses on U.S. buyout opportunities in the aerospace, defense and government services sectors. Mr. Baird has been with Carlyle since 2003. Prior to joining Carlyle, Mr. Baird worked in the mergers and acquisitions and global industrial groups of Lehman Brothers from 2000 to 2003, where he focused on transactions in the industrial, aerospace and defense sectors. Mr. Baird also currently serves on the board of directors of ARINC Incorporated, where he is a member of the Audit Committee, and Landmark Aviation.	2010

The Board has concluded that Mr. Baird should serve as a director because, in addition to his demonstrated leadership as a Vice President of Carlyle, he brings valuable insight to the Board about the global aerospace and defense industries. In addition, as a result of his current service as a director of ARINC Incorporated and Landmark Aviation, Mr. Baird brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

Jay L. Haberland (Class I)

Mr. Haberland, age 63, retired from United Technologies Corporation ("UTC"), a publicly traded provider of high technology products and services to the building and aerospace industries, in 2008 after over 14 years of service at the company. During his 14 years at UTC, Mr. Haberland held various senior management positions, including Vice President of Business Controls from 2003 until 2008, Vice President Finance and Chief Financial Officer for Sikorsky Aircraft Corporation, a subsidiary of UTC, from 1999 until 2003, Vice President and Controller from 1996 until 1999, Acting Chief Financial Officer from 1997 until 1998 and Director of Internal Audit from 1994 until 1996. Prior to joining UTC, he served in a variety of capacities at The Black & Decker Corporation (now Stanley Black & Decker) ("Black & Decker") from 1986 until 1994, including Vice President of Finance and Chief Financial Officer of the Commercial and Industrial Group, Vice President & General Auditor and Director of Internal Audit for Emhart Corporation, a manufacturing company that was acquired by Black & Decker. Mr. Haberland began his career at Price Waterhouse (now PricewaterhouseCoopers), where he worked from 1973

		2011

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
until 1986. Mr. Haberland also currently serves as a director of Ducommun Incorporated and National Technical Systems, Inc. and as chairman of the Audit Committee for both. Mr. Haberland is also a member of the board of trustees of Alfred University, where he is chairman of the Audit Committee and the vice chairman of the Finance Committee. Mr. Haberland previously served as a director of the University of Connecticut Health Center, where he was the chair of the Finance Committee, and as a member of the University of Connecticut's Joint Audit and Compliance Committee.

The Board has concluded that Mr. Haberland should serve as a director based on his background in auditing and finance, his experience in the aerospace industry and his service as an executive officer at both UTC and Black & Decker, all of which the Board believes positions Mr. Haberland to bring strong leadership to the Board. In addition, the Board believes that Mr. Haberland's current experience as a director and chair of the Audit Committees at both Ducommun Incorporated and National Technical Systems, Inc. will allow for him to bring valuable insights to the Board about the operations, audit function and corporate governance of another company.

David L. Squier (Class I)

Mr. Squier, age 68, retired from Howmet Corporation in October 2000, where he served as the President and Chief Executive Officer for over eight years. Prior to his tenure as CEO of Howmet, Mr. Squier served in a number of senior management assignments at Howmet, including Executive Vice President and Chief Operating Officer. Mr. Squier was also a member of the board of directors of Howmet from 1987 until his retirement. Mr. Squier currently serves as a Senior Advisor to Carlyle. Mr. Squier also currently serves on the board of directors of Sequa Corporation and previously served on the board of directors of UCI International, Inc., Forged Metal, Inc. and Vought Aircraft Industries from 2003 to 2010.

2007

The Board has concluded that Mr. Squier should serve as a director because, in addition to his extensive industry experience and his current role as an advisor to Carlyle, he brings additional perspectives to the Board regarding the global aerospace and defense industries. In addition, as a result of his current service as a director of Sequa Corporation and prior experience with other companies, Mr. Squier brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Paul E. Fulchino (Class II)

From 2000 until his retirement in 2010, Mr. Fulchino, age 67, served as Chairman, President and Chief Executive Officer of Aviall, Inc., which became a wholly-owned subsidiary of The Boeing Company on September 20, 2006. Mr. Fulchino had previously served as President and Chief Operating Officer of BE Aerospace, Inc. from 1996 to 1999 and President and Vice Chairman of Mercer Management Consulting, Inc. from 1990 to 1996. Mr. Fulchino currently serves as a senior advisor to the Boeing Company. He also currently serves on the board of directors of Global Technologies and Spirit Aerosystems,  Inc.

2008

The Board has concluded that Mr. Fulchino should serve as a director because, in addition to his extensive experience in the aerospace MRO industry, he brings a unique perspective to the Board regarding the global aerospace industry. In addition, as a result of his current service as a director of Global Technologies Systems, Inc. and Spirit Aerosystems, Inc., Mr. Fulchino brings valuable knowledge to the Board about the operations, compensation programs and corporate governance of other companies.

Scott E. Kuechle (Class II)

From 2005 until his retirement in 2012, Mr. Kuechle, age 54, served as Executive Vice President and Chief Financial Officer of the Goodrich Corporation ("Goodrich"), a leading global supplier of systems and services to the aerospace and defense industry. Prior to that, Mr. Kuechle served as Goodrich's Corporate Controller from 2004 until 2005, Corporate Treasurer from 1998 until 2004, Director of Finance and Banking (Assistant Treasurer) from 1994 until 1998, Director of Finance for one of Goodrich's Business Units from 1989 until 1994 and in various financial roles in Goodrich's Corporate and Business Segment Offices from 1983 until 1989. Mr. Kuechle also currently serves on the board of directors of Esterline Corporation where he is a member of the Audit Committee and Strategy and Technology Committee.

2012

The Board has concluded that Mr. Kuechle should serve as a director based on his prior experience as an executive officer at Goodrich and his current service on the board of directors, Audit Committee and Strategy and Technology Committee of Esterline Corporation. The Board believes that Mr. Kuechle's experience at Goodrich, in particular as it relates to corporate finance and the audit function of a public company, will allow for him to bring strong leadership and valuable insights to the Board.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Robert D. Paulson (Class II)

Mr. Paulson, age 68, has served as the Chief Executive Officer of Aerostar Capital LLC, a private equity investment firm, since he founded the firm in 1997. Prior to founding Aerostar Capital, Mr. Paulson retired from McKinsey & Company, Inc., an international management consulting firm, where he had served as the Los Angeles Office Manager from 1982 to 1989, led the Global Aerospace and Defense Practice from 1985 to 1997, and was twice elected to McKinsey's board of directors. He also currently serves on the board of directors of Ducommun Incorporated and previously served on the board of directors of Ventas, Inc., US Rentals Inc. and Forgings International, L.P.

2006

The Board has concluded that Mr. Paulson should serve as a director because, in addition to his extensive experience in the aerospace defense industry, corporate governance practices, private equity and consulting, he brings unique insights to the Board regarding the global aerospace and defense industries. In addition, as a result of his current service as a director of Ducommun Incorporated, Mr. Paulson brings valuable knowledge to our Board about the operations, compensation programs and corporate governance of another company.

 GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS,
ITS COMMITTEES AND THE COMPANY'S CORPORATE GOVERNANCE

Risk Oversight

        The Board, with the assistance of management, is actively involved in oversight of risks that could affect the Company. Each year, the Board approves key risk-related issues that it will monitor and address during the course of the year, and has also delegated risk oversight responsibility to committees of the Board as follows: (i) the Audit Committee oversees the Company's risk assessment and risk management guidelines, policies and processes as well as risk relating to the financial statements and financial reporting process of the Company, meeting periodically with management to discuss the Company's major financial risk exposures and the steps management is taking to monitor and control such exposures, including the Company's risk assessment and risk management policies; (ii) the Compensation Committee oversees risk related to senior executive compensation; and (iii) the Nominating and Corporate Governance Committee oversees risk related to corporate governance. In addition, management regularly reports to the full Board and, as appropriate, the committees of the Board regarding the enterprise risk that the Company must mitigate and/or manage.

Loss of Controlled Company Status

        As defined under the rules of the NYSE, a "controlled company" is a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. In August 2013, following a public offering of our common stock by the affiliates of Carlyle that own Wesco shares (the "Carlyle Stockholders"), we no longer qualified as a "controlled company" under the rules of the NYSE. Accordingly, we are no longer exempt from certain NYSE requirements regarding Board and Committee independence described below under "—Board Independence."

Board Independence

        As described above under "—Loss of Controlled Company Status," we no longer qualify as a "controlled company" under the rules of the NYSE. Under the NYSE's transition rules for companies which no longer qualify for "controlled company" status (i) a majority of the members of the Compensation and Nominating and Corporate Governance Committees must be independent within 90 days after the loss of "controlled company" status; and (ii) a majority of the Board must be independent and all members of the Compensation and Nominating and Corporate Governance Committees must be independent within one year of the loss of "controlled company" status.

        On November 8, 2013, after reviewing the independence requirements of the NYSE and considering the qualifications, experience and background of Messrs. Baird, Fulchino, Haberland, Kuechle, Palmer, Paulson, Schwartz, and Squier, our Board designated each of them as an "independent" director within the meaning of the NYSE requirements. On November 20, 2013, the Board also designated each of Messrs. Haberland, Kuechle and Paulson as an "independent" director within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Board Meetings

        Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by the actions of its committees. During fiscal 2013, the Board held 5 meetings and acted by unanimous written consent 3 times. During fiscal 2013, each incumbent director attended all meetings of the Board and the committees of the Board on which he served while he was a member of the Board or such committees except that Mr. Fulchino did not attend one Compensation Committee meeting.

Committees of the Board

        The Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The charter of each committee is available without charge on the Investor Relations portion of our website at www.wescoair.com, or by written request directed to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, California 91355, Attention: John Holland. The following is a brief description of each of our committees.

  Audit Committee

        Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

        The Audit Committee is currently comprised of Messrs. Paulson (chair), Haberland and Kuechle. The Board has determined that Messrs. Paulson, Haberland and Kuechle are each independent directors. The Board has also determined that Messrs. Paulson, Haberland and Kuechle are each financially literate and are each an "audit committee financial expert," as such term is defined under the applicable regulations of the SEC.

        The Audit Committee met 9 times during fiscal 2013 and acted once by unanimous written consent in performing its functions.

  Compensation Committee

        The Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to our executive officers and directors, establishing our general compensation policies and reviewing, approving and overseeing the administration of our employee benefits plans. The Compensation Committee also periodically reviews management development and succession plans.

        The Compensation Committee has the resources and authority appropriate to carry out its duties, including sole authority to retain and terminate independent counsel, compensation consultants or other experts or consultants, as it deems necessary or appropriate, including the sole authority to approve the fees and other retention terms for such persons.

        The Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of two or more members of the Compensation Committee who are (i) "non-employee directors" for the purposes of Rule 16b-3 under the Exchange Act and (ii) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

        The Compensation Committee is currently comprised of Messrs. Squier (chair), Baird and Fulchino, and the Board has determined that Messrs. Squier, Baird and Fulchino are each independent directors.

        During fiscal 2013, the Compensation Committee met 3 times and acted twice by unanimous written consent in performing its functions.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for, among other things: (i) recommending persons to be selected by the Board as nominees for election as directors; (ii) recommending persons to be selected by the Board as members and chairperson for each committee of the Board; (iii) analyzing and proposing for decision of the Board the governance policies of the Company; and (iv) monitoring our performance in meeting our obligations with respect to professional ethics and integrity in internal and external matters and our principles of corporate governance.

        Pursuant to the Amended and Restated Stockholders Agreement (as defined below), (i) the Carlyle Stockholders have the right to nominate four of the members of the Board and (ii) certain other stockholders who are party to the Stockholders Agreement, including Randy Snyder (collectively, the "Wesco Stockholders") have the right to nominate one of the members of the Board and the Board or a committee of the Board has the right to nominate the remaining members of the Board, subject to certain restrictions and conditions. See "Certain Relationships and Related Party Transactions—Amended and Restated Stockholders Agreement." Under the terms of the Amended and Restated Stockholders Agreement, each stockholder who is a party to the Amended and Restated Stockholders Agreement are required to vote their shares to elect the directors nominated by the Carlyle Stockholders and the Wesco Stockholders. Messrs. Fulchino and Squier have been designated for election by the Carlyle Stockholders.

        Pursuant to the Nominating and Corporate Governance Committee Charter, in recommending candidates for selection to our Board and our Board committees, including Board nominees recommend by stockholders, the Nominating and Corporate Governance Committee may take the following criteria, along with any other criteria it deems appropriate, into consideration:

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  personal and professional integrity, ethics and values;

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  experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment;

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  experience in the Company's industry and with relevant social policy concerns;

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  experience as a board member of another publicly held company;

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  academic expertise in an area of the Company's operations; and

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  practical and mature business judgment, including the ability to make independent analytical inquiries.

        While the Nominating and Corporate Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is another factor that it considers in identifying nominees. As part of this process, the Nominating and Corporate Governance Committee evaluates how a particular candidate's perspectives, knowledge, experience and expertise in substantive matters relating to the Company's business may add value to the Board.

        The Nominating and Corporate Governance Committee may retain any independent counsel, experts or advisors that it believes to be desirable and appropriate. The Company shall provide for appropriate funding, as determined by the Nominating and Corporate Governance Committee, for payment of compensation to any such persons employed by the Nominating and Corporate Governance Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm to be used to identify and evaluate director candidates, including the authority to approve such search firm's fees and other retention terms.

        The Nominating and Corporate Governance Committee is currently comprised of Messrs. Palmer (chair) and Schwartz, and the Board has determined that Messrs. Palmer and Schwartz are each independent directors.

        During fiscal 2013, the Nominating and Corporate Governance Committee met 2 times and acted once by unanimous written consent in performing its functions.

        In addition, from time to time, other committees may be established under the direction of our Board when necessary to address specific issues.

Compensation Committee Interlocks and Insider Participation

        For fiscal 2013, the Compensation Committee was comprised of Messrs. Baird, Fulchino and Squier. None of the members of the Board who sat on the Compensation Committee during fiscal 2013 was an officer or employee of the Company during or prior to fiscal 2013. During fiscal 2013, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee. As stockholders of the Company, Messrs. Fulchino and Squier are party to the Amended and Restated Stockholders Agreement, which is described in further detail under "Certain Relationships and Related Party Transactions—Amended and Restated Stockholders Agreement."

Corporate Governance

  Code of Business Conduct and Ethics

        We have adopted a written code of ethics (the "Code of Business Conduct and Ethics") that applies to our directors, officers and employees. This Code of Business Conduct and Ethics is designed to comply with SEC regulations and NYSE listing standards related to codes of conduct and ethics and is posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Code of Business Conduct and Ethics is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, California 91355, Attention: John Holland.

  Corporate Governance Guidelines

        We have also adopted corporate governance guidelines (the "Corporate Governance Guidelines") to advance the functioning of our Board and its committees and to set forth our Board's expectations as to how it should perform its functions. Our Corporate Governance Guidelines are posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Corporate Governance Guidelines is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, California 91355, Attention: John Holland.

  Whistleblower Policy

        We have adopted a whistleblower policy (the "Whistleblower Policy") to govern the receipt, retention and treatment of complaints regarding, among other things, the Company's accounting,

internal accounting controls, auditing matters, or violations of any state or federal laws or regulations, and to protect the confidential, anonymous reporting of such complaints. Our Code of Business Conduct and Ethics requires employees to report such concerns.

        Our Whistleblower Policy is posted on the Investor Relations portion of our website at www.wescoair.com. A copy of our Whistleblower Policy is also available free of charge, upon request directed to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, California 91355, Attention: John Holland.

Policies Relating to Our Board

  Communications with the Board

        Stockholders who wish to contact the Board may send written correspondence to Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, California 91355, Attention: John Holland. Communications may be addressed to an individual director, to the non-management or independent directors as a group or to the Board as a whole, marked as confidential or otherwise. Communications not submitted confidentially, which are addressed to directors that discuss business or other matters relevant to the activities of our Board, will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director or group of directors to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and service complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

  Board Leadership Structure

        As noted in our Corporate Governance Guidelines, the Chief Executive Officer may serve as Chairman of the Board, and, accordingly, we have no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Mr. Snyder currently serves as both our Chairman and Chief Executive Officer.

  Executive Sessions and Presiding Directors

        Our Corporate Governance Guidelines require the Board to hold regularly scheduled executive sessions for the non-management directors without any management directors or employees present, at least one of which annually includes only independent directors. Pursuant to the Corporate Governance Guidelines, the Chairman of the Compensation Committee presides over the non-management executive sessions. The Board has also selected the Chairman of the Compensation Committee to preside over executive sessions at which only independent directors are present.

  Director Attendance at Annual Meeting of Stockholders

        Although the Company does not have a formal policy regarding director attendance at our annual meeting of stockholders, we encourage directors to attend.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the audited financial statements of the Company for the fiscal year ended September 30, 2013 (the "Audited Financial Statements").

        The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as in effect on the date of this proxy statement.

        The Audit Committee has: (i) considered whether non-audit services provided by PricewaterhouseCoopers LLP are compatible with its independence; (ii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence; and (iii) discussed with PricewaterhouseCoopers LLP its independence.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the annual report on Form 10-K for the fiscal year ended September 30, 2013 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Robert D. Paulson (Chair)
Jay L. Haberland
Scott E. Kuechle

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

David L. Squier (Chair)
Dayne A. Baird
Paul E. Fulchino

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides an overview and analysis of (i) the elements of our compensation program for our named executive officers, or NEOs, identified below, (ii) the material compensation decisions made under that program and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis and (iii) the material factors considered in making those decisions.

        For the fiscal year ended September 30, 2013 our NEOs are:

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  Randy Snyder, Chief Executive Officer,

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  Greg Hann, Executive Vice President and Chief Financial Officer,

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  Hal Weinstein, Executive Vice President, Sales and Marketing,

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  Alex Murray, Vice President, Global Operations, and

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  Tommy Lee, our former Executive Vice President

Executive Summary

  Our Business

        We are one of the world's largest distributors and providers of comprehensive supply chain management services to the global aerospace industry on an annual sales basis. Our services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management. We supply approximately 525,000 different SKUs, including hardware, bearings, tools and more recently, electronic components and machined parts. We serve our customers under three types of arrangements: JIT contracts, which govern comprehensive outsourced supply chain management services; LTAs, which set prices for specific parts; and ad hoc sales. JIT contracts and LTAs, which together comprised approximately 60% of our fiscal 2013 net sales, are multi-year arrangements that provide us with significant visibility into our future sales.

        Founded in 1953 by the father of our current Chief Executive Officer, Wesco has grown to serve over 7,400 customers in the commercial, military and general aviation sectors, including the leading OEMs and their subcontractors, through which we support nearly all major Western aircraft programs. We have grown our net sales at a 15.6% compounded annual growth rate over the past 20 years to $901.6 million in fiscal 2013. We have more than 1,300 employees and operate across 42 locations in 12 countries.

  Key Compensation Practices

        We intend to provide our NEOs with compensation that is significantly performance-based. Our executive compensation program is designed to align executive pay with our performance on both short and long-term bases, link executive pay to specific, measurable results intended to create value for stockholders, and utilize compensation as a tool to assist us in attracting and retaining the high-caliber executives that we believe are critical to our long-term success. Below, we highlight certain executive compensation practices we employ to align executive compensation with stockholder interests. Also listed below are certain compensation practices we do not employ because we believe they would not serve our long-term value creation goals.

  What We Do

  •
  Pay for performance.  We tie annual pay to objective performance metrics, including key cash flow- and EBITDA-related goals. A significant portion of our NEO's potential compensation is not guaranteed but is linked to our stock price performance and the achievement of these important financial metrics.

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  Use rigorous performance goals.  We use objective performance-based goals in our annual incentive plan that we believe are rigorous and designed to motivate executive performance.

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  Link compensation to total stockholder return.  We believe linking executive compensation to stockholder performance is important, so restricted shares and stock options are awarded periodically, and the value of those awards to the executives is ultimately based on share price performance.

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  Encourage meaningful stock ownership by our NEOs.  We believe that direct ownership in our Company provides our NEOs with a strong incentive to increase the value of our Company. Historically, our NEOs have held significant ownership positions in our Company and we have adopted formal stock ownership requirements to ensure continued meaningful equity ownership by our executives. Under the policy, our Chief Executive Officer, each of our employees who report directly to our Chief Executive Officer and our non-employee directors must hold 50% of the net settled shares received from the vesting, delivery or exercise of equity awards granted under the Company's equity award plans until such time as they meet their applicable stock ownership threshold. The stock ownership threshold for our Chief Executive Officer is five times his annual base salary. The stock ownership threshold for all others covered by the policy is three times their annual base salary or annual retainer, as applicable.

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  Retain and hire top caliber executives.  Our objective is to provide compensation and benefits that are in alignment with the market for the talent we seek. As a result, we maintain flexibility to adjust our compensation program as necessary from time to time to ensure we offer the optimum mix of annual cash incentives and long-term equity incentives to attract and retain key talent.

  What We Don't Do

  •
  Grant multi-year or guaranteed bonuses or equity grants.  We do not pay guaranteed bonuses to anyone and currently have no guaranteed commitments to grant any equity-based awards. This ensures that we are able to base all compensation awards to measurable performance factors and business results.

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  Provide generous executive perquisites.  Aside from moderate club membership costs and Company automobiles, which we believe help our NEOs create value for our business, we do not provide costly perquisites to our NEOs, such as Company aircraft and similar items.

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  Offer income tax gross-ups.  We do not provide income tax gross-ups for personal benefits and other broad-based benefits.

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  Provide excise tax gross-ups.  We do not provide excise tax gross-ups for change-in-control benefits.

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  Offer pension or supplemental retirement plans.  We do not provide costly retirement benefits to our NEOs that reward longevity rather than contributions to Company performance.

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  Reprice options.  Our 2011 Equity Incentive Award Plan does not permit us to reprice options without stockholder approval.

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  Permit hedging.  Our corporate policies prohibit executive officers from hedging the economic risk of ownership of our common stock.

   Elements and Objectives of Executive Compensation

        The primary elements of our executive compensation program and their corresponding objectives are summarized in the following table:

Compensation Element	Objective
Base Salary	To recognize performance of job responsibilities and as a necessary tool to attract and retain individuals with superior talent.
Annual performance-based compensation	To promote our near-term performance objectives and reward individual contributions to the achievement of those objectives.
Discretionary long-term equity incentive awards	To emphasize our long-term performance objectives, encourage the maximization of stockholder value and retain key executives by providing an opportunity to participate in the ownership of the Company.
Severance and change in control benefits	To encourage the continued attention and dedication of key individuals and to focus the attention of key individuals when considering strategic alternatives.
Retirement savings (401(k))	To provide an opportunity for tax-efficient savings and long-term financial security.
Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost to us.

        To serve the foregoing objectives, our overall executive compensation program is generally designed to be flexible rather than formulaic. The Compensation Committee has primary authority to determine and approve compensation decisions with respect to our NEOs. In alignment with the objectives set forth above, the Compensation Committee determines overall compensation, and its allocation among the elements described above, in reliance upon the judgment and general industry knowledge of its members obtained through years of service with comparably sized companies in our and similar industries.

  Decision Support

        As the Compensation Committee made its fiscal 2013 compensation decisions, it considered that over 99% of our stockholders who voted on the advisory vote on NEO compensation at our last annual meeting of stockholders had voted in favor of approving the compensation. With this overwhelming level of support in mind, the Committee did not make significant changes to the program for fiscal 2013, but continued in its approach of seeking to tie executive compensation to the achievement of meaningful and measurable business results.

Compensation Overview

        Our overall executive compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a significant portion of compensation opportunity will be related to factors that directly and indirectly influence stockholder value. Accordingly, we set goals designed to link each NEO's compensation to our performance. Consistent with our performance-based philosophy, we provide a base salary to our NEOs and significant incentive-based compensation, which includes variable cash awards under our annual incentive bonus program based on our financial and operational performance, as well as stock option and restricted stock awards granted to our NEOs to align our NEOs' interests with our long-term performance.

        Total compensation for our NEOs has been allocated between cash and equity compensation taking into consideration the balance between providing short-term incentives and long-term investment in our financial performance to align the interests of management with stockholders. The variable annual incentive award and the equity awards are designed to ensure that total compensation reflects our overall success or failure and to motivate the NEOs to meet appropriate performance measures.

  Determination of Compensation Awards

        The Compensation Committee is provided with the primary authority to determine and approve the compensation awards available to our NEOs and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account our position within our industry and the level of expertise and experience of our NEOs in their positions. The Compensation Committee is primarily responsible for (i) determining each NEO's base salary and target bonus level (expressing the bonus that may be awarded as a percentage of base salary or as a dollar amount for the year), (ii) assessing the performance of the Chief Executive Officer and other NEOs for each applicable performance period and (iii) determining the amount of awards to be paid to our Chief Executive Officer and other NEOs under our annual incentive bonus program for each year, after taking into account any previously established target bonus levels and performance during the year, and the amount of any stock option or other equity or equity-based awards to be granted to our NEOs. To aid the Compensation Committee in making its determinations, our Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all officers, excluding him. The performance of our senior executive management team is reviewed annually by the Compensation Committee and the Compensation Committee determines each NEO's compensation annually.

        In determining compensation levels for our NEOs, the Compensation Committee considers each NEO's unique position and responsibility and relies upon the judgment and industry experience of its members, including their knowledge of competitive compensation levels in our industry. We believe that our NEOs' base salaries should be competitive with salaries for executive officers in similar positions and with similar responsibilities in our marketplace and adjusted for financial and operating performance and previous work experience. In this regard, each NEO's current and prior compensation, including compensation paid by the NEO's prior employer, is considered as a base against which determinations are made as to whether increases are appropriate to retain the NEO in light of competition or in order to provide continuing performance incentives.

        Prior to our initial public offering in July 2011, in making compensation determinations, the Compensation Committee did not make regular use of third-party benchmarking or compensation consultants and did not refer to specific compensation survey data. Rather, in alignment with the considerations described above, the Compensation Committee determined the total amount of compensation for our NEOs, and the allocation of total compensation among each of our three main components of compensation, in reliance upon the judgment and general industry knowledge of its members obtained through years of service with comparably sized companies in our industry and other similar industries to ensure we attract, develop and retain superior talent. In connection with our initial public offering, management retained the services of Semler Brossy as an independent compensation consultant to advise us in the design and implementation of our 2011 Equity Incentive Plan and our cash incentive plan, which we adopted in July 2011, however, Semler Brossy did not, at that time, advise on individual compensation levels or amounts for any of our NEOs. Semler Brossy does not provide any other services to our management. The Compensation Committee has assessed Semler Brossy's independence and concluded that no conflict of interest exists that would prevent Semler Brossy from representing the Compensation Committee.

        For fiscal year 2013, the Compensation Committee did not rely on the advice of any independent compensation consultants in making compensation decisions, given our status as a relatively new public company and the Compensation Committee's desire for fiscal 2013 not to deviate materially from prior year compensation programs or approaches. However, beginning in fiscal year 2014, our Compensation Committee expects more significantly to utilize the services and advice of Semler Brossy or other compensation consultants to seek to ensure that our executive compensation programs and levels remain competitively designed and structured to appropriately incentivize and retain our executives and key employees.

Base Compensation For 2013

        We set base salaries for our NEOs generally at a level we deem necessary to attract and retain individuals with superior talent, using the methodologies described above. Each year we determine base salary increases based upon the performance of the NEOs as assessed by the compensation committee, and for NEOs other than the chief executive officer, in conjunction with recommendations made by the chief executive officer. The compensation committee reviews and evaluates base salaries for our NEOs annually, but formulaic base salary increases are not provided to the NEOs.

        No base salary changes were made during fiscal year 2013 for any of our NEOs. The base salaries for our NEOs as of the end of fiscal year 2013 are set forth in the following table:

Name	Base Salary ($)
Randy Snyder	650,040
Greg Hann	336,375
Hal Weinstein	347,772
Alex Murray	230,000
Tommy Lee	N/A

Annual Performance-Based Compensation For 2013

        We structure our compensation programs to reward NEOs based on our performance and the individual executive's contribution to that performance. NEOs are eligible to receive bonus compensation under our annual bonus plan in the event certain specified corporate performance measures are achieved.

        This annual bonus program consists of cash awards based upon our achievement of performance goals determined by the compensation committee. Under the terms of the annual bonus plan, NEOs have target bonus amounts based upon a percentage of their base salaries as of the start of the applicable fiscal year, as follows: Mr. Snyder: 100%; Mr. Hann: 60%; Mr. Weinstein: 60%; and Mr. Murray: 50%. Mr. Lee, who had previously announced his intention to retire early in fiscal year 2013 was not eligible to participate in our annual bonus program for 2013. Our NEOs have the ability to earn more or less than their target bonus amounts for over performance or under performance, as determined with reference to the applicable performance goals. None of our NEOs has a guaranteed minimum annual performance bonus. The maximum and minimum portions of target awards, if any, payable under the plan may vary from year to year and are set at levels that we determine are necessary to maintain competitive compensation practices and properly motivate our NEOs by rewarding them for our annual performance and their contributions to that performance.

        Awards paid under the plan are based upon the level of achievement in relation to two Company-wide performance metrics: Bonus EBITDA and Bonus Cash Flow. For this purpose, "Bonus EBITDA" is defined generally as our earnings before interest, taxes, depreciation expense and amortization expense, equity compensation expense, management and transaction fees and extraordinary and non-recurring items. "Bonus Cash Flow" is generally defined as our net cash from operating activities less capital expenditures. We use Bonus EBITDA and Bonus Cash Flow as the primary performance metrics to determine the amount of awards paid under our annual bonus plan because the compensation committee believes that these metrics most directly correlate to the creation of value for our stockholders in relation to our financial performance over the annual performance period.

        For each performance year, the compensation committee assigns a target, minimum and maximum value to each performance metric. Minimum threshold goals must be met for performance metrics before awards may become payable under the plan. The maximum award (for 2013, 200% of target amounts) is payable only upon achievement of maximum-level performance for both metrics. Award amounts for performance between the baseline and maximum levels are determined at the beginning of the applicable performance period and depend upon the level of achievement for each metric relative to its assigned target value, in accordance with a pre-determined payout matrix. The board of directors makes final determinations of the amounts payable under the plan, in consultation with the chief executive officer, after receipt of the applicable financial information. In addition, we, in our sole discretion, may adjust targets or awards to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions.

        The following chart sets forth the minimum, maximum and target values, and the performance achieved, for the performance metrics for the year ended September 30, 2013:

Performance Metric	2013 Actual ($ MM)	Minimum ($ MM)	Target ($ MM)	Maximum ($ MM)
Bonus EBITDA	197.9	175.2	200.2	225.2
Bonus Cash Flow	76.9	49.7	66.2	82.8

        The following payout matrix sets forth an illustration of the payout levels in relation to the target bonus amounts that would apply under our annual bonus program under the range of possible performance scenarios, based on the minimum, target and maximum levels of performance as set forth above:

		Bonus Cash Flow
				$49.7	$53.8	$57.9	$62.1	$66.2	$70.4	$74.5	$78.6	$82.8
			<Baseline	75.0%	81.3%	87.5%	93.8%	100.0%	106.3%	112.5%	118.8%	125.0%
	$225.2	112.5%	0.0%	140.0%	147.5%	155.0%	162.5%	170.0%	177.5%	185.0%	192.5%	200.0%
	$219.0	109.4%	0.0%	122.5%	130.0%	137.5%	145.0%	152.5%	160.0%	167.5%	175.0%	182.5%
Bonus	$212.7	106.3%	0.0%	105.0%	112.5%	120.0%	127.5%	135.0%	142.5%	150.0%	157.5%	165.0%
EBITDA	$206.4	103.1%	0.0%	87.5%	95.0%	102.5%	110.0%	117.5%	125.0%	132.5%	140.0%	147.5%
	$200.2	100.0%	0.0%	70.0%	77.5%	85.0%	92.5%	100.0%	107.5%	115.0%	122.5%	130.0%
	$193.9	96.9%	0.0%	52.5%	60.0%	67.5%	75.0%	82.5%	90.0%	97.5%	105.0%	112.5%
	$187.7	93.8%	0.0%	35.0%	42.5%	50.0%	57.5%	65.0%	72.5%	80.0%	87.5%	95.0%
	$181.4	90.6%	0.0%	17.5%	25.0%	32.5%	40.0%	47.5%	55.0%	62.5%	70.0%	77.5%
	$175.2	87.5%	0.0%	0.0%	7.5%	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%	60.0%
		<Baseline	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

        Where actual performance falls in between the scenarios presented in the matrix above, the compensation committee uses the matrix as a guide in determining the appropriate percentage of the target bonus amounts to pay to our named executive officers. Therefore, for fiscal year 2013, where actual performance for Bonus EBITDA was approximately $197.9 million and actual performance for Bonus Cash Flow was approximately $76.9 million, the compensation committee determined that each of our named executive officers were entitled to bonus payments in amounts equal to 113.0% of their target bonus amounts. The actual award amounts earned by our NEOs for 2013 are included in the "Non-Equity Incentive Plan Compensation" column of our Summary Compensation Table for 2013.

Discretionary Long-Term Equity Incentive Awards

        We believe that providing a portion of our NEOs' total compensation in the form of equity-based awards encourages responsible and profitable growth, encourages executive retention, promotes a long-term focus and aligns executive and stockholder interests. Prior to becoming a publicly traded company, we granted equity-based incentive awards under our Amended and Restated Equity Incentive Plan and made one-time awards of stock options to each of our NEOs under this plan. All of these pre-IPO option awards have fully vested and, to the extent not exercised, remain outstanding and will expire ten years from the date of grant of such awards.

        In connection with our initial public offering in July 2011, we adopted our 2011 Equity Incentive Award Plan, or the 2011 Plan, and since that time have periodically granted awards of stock options and restricted stock under the 2011 Plan to each of our NEOs, as we believe that this practice is more generally consistent with market practices for similarly situated public companies. Although no equity incentive awards were granted to our NEOs during fiscal year 2012, awards that were intended generally as our 2012 awards were included among the grants made to our NEOs upon the consummation of our initial public offering in late fiscal year 2011. Going forward, we expect that annual equity incentive awards will be a regular feature of our executive compensation program.

        For fiscal year 2013, we granted long-term equity incentive awards to each of our NEOs, other than Mr. Lee who had indicated his intention to retire, in the form of stock options and restricted stock. In determining the size of the equity incentive grants for each of our NEOs, the Compensation Committee considered both the award amounts that were initially granted to our NEOs at the time of our initial public offering in 2011 and the fact that the vesting of one-half of those awards was made subject to the attainment of a Bonus EBITDA goal of $186.5 for fiscal year 2012 that we did not attain, notwithstanding our strong overall Company performance in fiscal 2012 and, in particular, our strong cash flow performance for that year. As a result, the Compensation Committee determined to grant long-term equity incentive awards to our NEOs in amounts that were consistent with the initial awards made at the time of our IPO, but multiplied by a factor of 1.5 (applied to the number of shares subject to options and restricted stock awards for each NEO) to account for the forfeiture of one half of those initial awards. All awards vest in three equal annual installments, subject to the recipient's continued employment with us on the applicable vesting date, and represent an important element of our efforts to retain key employees and reward them for strong Company performance.

        The number of stock options and restricted shares granted to each of our NEOs for fiscal year 2013 is set forth in the following table. All stock options were granted with an exercise price equal to the fair market value on the date of grant and have an option term of ten years.

Name	Number of Shares Subject to Stock Options	Number of Restricted Shares
Randy Snyder	222,750	33,750
Greg Hann	70,200	13,500
Hal Weinstein	70,200	13,500
Alex Murray	45,900	6,750

Defined Contribution Plans

        We have a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, to cover our eligible employees. The 401(k) Plan permits eligible employees to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We provide matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum matching contribution of three percent of the participant's annual salary and subject to certain other limits. After a full year of employment with us, plan participants vest in the amounts contributed by us pro rata over the following five years, subject to their continued employment with us. Employees are eligible to participate in the 401(k) Plan the first day of the first calendar quarter following their completion of six full calendar months of employment with us.

        The 401(k) Plan is offered on a nondiscriminatory basis to all of our employees, including NEOs, who meet the eligibility requirements. The compensation committee believes that matching and other contributions provided by us assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-qualified basis and to achieve financial security, thereby promoting retention.

Employment and Severance Arrangements

        The compensation committee considers the maintenance of a sound management team to be essential to protecting and enhancing our best interests. To that end, we recognize that the uncertainty that may exist among management with respect to their "at-will" employment with us may result in the departure or distraction of management personnel to our detriment. Accordingly, the compensation committee determined that severance arrangements are appropriate for certain of our NEOs to encourage the continued attention and dedication of these members of our management and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Mr. Snyder, Mr. Hann and Mr. Weinstein have each entered into an agreement with us providing for severance benefits upon termination of employment.

        Mr. Snyder's employment agreement with us, dated July 23, 2006 and amended December 31, 2008, has an original three-year term and is extended automatically for successive one-year periods thereafter unless either party delivers notice within specified notice periods to terminate the agreement. Upon termination of Mr. Snyder's employment either by us without "cause," by Mr. Snyder for "good reason" or due to the non-extension of the employment term by us, subject to his timely executing a general release of claims against us, Mr. Snyder is entitled to receive thirty-six months of his base salary, payable in installments in accordance with our regular payroll practices, a prorated portion of his annual performance bonus for the year in which termination occurs, the accelerated vesting of any outstanding unvested options we granted to Mr. Snyder pursuant to his employment agreement that are subject to time-based vesting conditions and reimbursement for the premium costs of continued medical, dental and vision coverage under COBRA for a period of eighteen months. Mr. Snyder's employment agreement prohibits him from competing with certain of our businesses or from soliciting our employees, customers or suppliers to terminate their employment or arrangements with us during the term of his employment and for 36 months following his termination. "Cause" is defined in Mr. Snyder's agreement to mean Mr. Snyder's (i) material failure to comply with a reasonable directive of the board of directors, (ii) willful misconduct, gross negligence or breach of a fiduciary duty that results in material harm to us or our affiliates, (iii) willful and material breach of his employment agreement, (iv) conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (v) unlawful use or possession of illegal drugs on Company premises or while performing his duties or responsibilities to us or (vi) commission of an act of fraud, embezzlement or misappropriation against us or our affiliates. "Good reason" is defined in Mr. Snyder's employment agreement to mean (a) a material reduction in duties or responsibilities, (b) a material reduction in base salary or annual target bonus opportunity, (c) a relocation of Mr. Snyder's principle place of employment by more than 25 miles, (d) our material breach of the agreement or (e) the failure of the Company, or any successor, following a change in control to reaffirm its obligations under the agreement or assume and comply with the agreement.

        Pursuant to an agreement between Mr. Hann and us, dated January 22, 2009, which does not have a specified term, if we terminate Mr. Hann without "cause" or he resigns for "good reason," subject to his timely executing and not revoking a release of claims, Mr. Hann is entitled to payment of 12 months of his base salary, payable in installments in accordance with our regular payroll practices, and the right to continue his participation in one of our medical benefit plans for up to 12 months. For purposes of Mr. Hann's agreement, "cause" has substantially the same meaning as in Mr. Snyder's agreement, except that Mr. Hann's material breach of the agreement does not explicitly constitute cause. "Good reason" is defined in Mr. Hann's agreement to mean a material reduction in duties or responsibilities or a material reduction in his base salary.

        Mr. Weinstein's employment agreement with us, dated June 15, 2007 and amended December 31, 2008, has a perpetual term unless terminated by either party in accordance with the terms of the agreement. Upon termination of Mr. Weinstein's employment by us without "cause," subject to his timely executing a general release of claims against us, Mr. Weinstein is entitled to receive twelve months of his base salary, payable in installments in accordance with our regular payroll practices, and reimbursement for the premium costs of continued medical, dental and vision coverage under COBRA for a period of twelve months. Mr. Weinstein's employment agreement prohibits him from competing with certain of our businesses or from soliciting our employees, customers or suppliers to terminate their employment or arrangements with us during the term of his employment and for twelve months following his termination. "Cause" in Mr. Weinstein's agreement has the same meaning as in Mr. Snyder's agreement.

        Mr. Murray is not a party to any employment agreement with the Company that would provide severance or other benefits upon termination of employment or in connection with a change in control. Mr. Lee retired from employment with us, effective December 31, 2012 and did not receive any severance payments or other benefits as a result of his termination of employment.

Other Elements of Compensation and Perquisites

        Our NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term disability insurance. In addition, we provide our NEOs with the personal use of Company automobiles and, for our U.S. based NEOs, dues related to golf club memberships which our NEOs use for both personal and professional purposes. We provide these benefits due to their relatively low cost and the high value they provide in attracting and retaining talented executives. Our NEOs do not receive any tax gross up in connection with our provision of these benefits.

 Summary Compensation Table for 2013

        The following table sets forth certain information with respect to the compensation paid to our NEOs for the years ended September 30, 2013, 2012, and 2011.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Option Awards ($)(2)	Stock Awards(2)	Bonus ($)	All Other Compensation ($)		Total ($)
Randy Snyder	2013	650,040	734,546	1,354,320	455,288	—	76,127	(3)	3,270,321
Chief Executive Officer	2012	650,040	679,942	—	—	—	84,676		1,414,658
	2011	650,040	1,030,314	860,805	333,225	—	90,026		2,964,410
Greg Hann	2013	336,375	228,062	426,816	182,115	—	43,096	(4)	1,216,464
Executive Vice	2012	335,500	203,970	—	—	—	44,299		583,769
President and Chief	2011	323,076	309,075	271,284	133,290	—	50,410		1,087,135
Financial Officer
Hal Weinstein	2013	347,772	235,789	426,816	182,115	—	52,574	(5)	1,245,066
Executive Vice	2012	346,021	203,983	—	—	—	49,258		599,262
President, Sales and	2011	325,020	309,094	271,284	133,290	—	53,709		1,092,397
Marketing
Alex Murray(8)	2013	230,000	129,950	279,072	91,058	—	15,539	(6)	745,619
Vice President, Global	2012	188,068	82,388	—	—	—	18,952		289,408
Operations	2011	183,903	116,595	177,378	66,645	999	19,532		565,052
Tommy Lee	2013	160,316	—	—	—	1,204	74,799	(7)	236,319
Former Executive Vice	2012	335,450	148,313	—	—	—	39,554		523,317
President	2011	315,090	224,738	114,774	53,316	—	40,363		748,281

(1)
Represents the bonus amounts earned under our annual bonus program for fiscal the year ended September 30, 2013. For a discussion of the determination of these amounts, see "—Annual Performance-Based Compensation for 2013" above.

(2)
Amount shown represents the fair value on the date of grant calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. No amounts are shown for fiscal year 2012 because equity incentive awards that were intended generally as our fiscal year 2012 awards were included among the awards granted upon the consummation of our initial public offering in late fiscal year 2011.

(3)
Includes $18,032 for country club membership dues and fees, $50,445 for use of Company automobile and $7,650 for 401(k) matching contribution. The cost for personal use of a company automobile includes costs associated with the lease, gas, insurance and maintenance of such automobile.

(4)
Includes $20,353 for country club membership dues and fees, $15,093 for use of Company automobile and $7,650 for 401(k) matching contribution.

(5)
Includes $23,728 for country club membership dues and fees, $21,196 for use of Company automobile and $7,650 for 401(k) matching contribution.

(6)
Includes $15,539 for use of Company automobile.

(7)
Includes $5,822 for country club membership dues and fees, $7,196 for use of Company automobile and $2,192 for 401(k) matching contribution. Also includes $59,589 payable pursuant to a consulting arrangement for services that Mr. Lee continued to provide to us following his termination of employment in December 2012.

(8)
The 2012 compensation amounts for Mr. Murray, who was employed in the United Kingdom until July 1, 2012, are presented based on an assumed conversion ratio of pounds to dollars of 1.5753 (the exchange rate year to date average as of June 30, 2012) for the compensation earned while he was employed in the United Kingdom. Amounts presented for Mr. Murray in 2011 are based on an assumed conversion ratio of pounds to dollars of 1.5585, which was the exchange rate in effect on September 30, 2011. Mr. Murray was employed in the United States in 2013 and was paid in U.S. dollars.

Grants of Plan-Based Awards for 2013

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
				All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
							Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Target ($)	Maximum ($)
Randy Snyder	—	650,040	1,300,081
	10/24/12			33,750			455,288
	10/24/12				222,750	13.49	1,354,320
Greg Hann	—	201,825	403,650
	10/24/12			13,500			182,115
	10/24/12				70,200	13.49	426,816
Hal Weinstein	—	208,663	417,326
	10/24/12			13,500			182,115
	10/24/12				70,200	13.49	426,816
Alex Murray	—	115,000	230,000
	10/24/12			6,750			91,058
	10/24/12				45,900	13.49	279,072
Tommy Lee	—	—	—	—	—	—	—

(1)
Amounts shown reflect the possible payment amounts to our NEOs under our Management Annual Incentive Plan for fiscal year 2013. There are no applicable threshold level performance metrics. The amounts actually paid to each NEO for fiscal year 2013 are set forth under "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table for 2013" above.

Outstanding Equity Awards at Fiscal Year End

        The following table provides information regarding the stock options held by our NEOs as of September 30, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Randy Snyder	74,250	148,500	(1)	13.49	10/23/2022	—		—
	49,500	24,750	(2)	15.00	7/27/2021	—		—
	1,443,235	—		4.13	5/17/2017	—		—
	—	—		—	—	26,250	(4)	549,413
Greg Hann	23,400	46,800	(1)	13.49	10/23/2022	—		—
	15,600	7,800	(2)	15.00	7/27/2021	—		—
	410,801	—		6.30	1/29/2019	—		—
	—	—		—	—	10,500	(5)	219,765
Hal Weinstein	23,400	46,800	(1)	13.49	10/23/2022	—		—
	15,600	7,800	(2)	15.00	7/27/2021	—		—
	570,775	—		4.13	5/17/2017	—		—
	—	—		—	—	10,500	(6)	219,765
Alex Murray	15,300	30,600	(1)	13.49	10/23/2022	—		—
	10,200	5,100	(2)	15.00	7/27/2021	—		—
	77,072	—		4.13	5/17/2017	—		—
	—	—		—	—	5,250	(7)	109,883
Tommy Lee	—	—		—	—	—		—

(1)
These options will become exercisable in two equal installments on September 30, 2014 and 2015, subject to the NEO's continued service with us on each applicable vesting date.

(2)
These options will become exercisable on September 30, 2014, subject to the NEO's continued service with us on each applicable vesting date.

(3)
Market value has been calculated by multiplying the number of shares of stock by $20.93, the closing market price of our common stock on September 30, 2013, the last trading day of fiscal year 2013.

(4)
The shares will vest as follows, subject to the NEO's continued service with us on each applicable vesting date: 15,000 shares will vest on September 30, 2014 and 11,250 shares will vest on September 30, 2015.

(5)
The shares will vest as follows, subject to the NEO's continued service with us on each applicable vesting date: 6,000 shares will vest on September 30, 2014 and 4,500 shares will vest on September 30, 2015.

(6)
The shares will vest as follows, subject to the NEO's continued service with us on each applicable vesting date: 6,000 shares will vest on September 30, 2014 and 4,500 shares will vest on September 30, 2015.

(7)
The shares will vest as follows, subject to the NEO's continued service with us on each applicable vesting date: 3,000 shares will vest on September 30, 2014 and 2,250 shares will vest on September 30, 2015.

Options Exercised and Stock Vested in 2013

        The following table provides information regarding the exercise of options by our NEOs exercised during the year ended September 30, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Randy Snyder	523,976	8,295,060	15,000	313,950
Greg Hann	75,104	890,888	6,000	125,580
Hal Weinstein	—	—	6,000	125,580
Alex Murray	36,372	460,025	3,000	62,790
Tommy Lee	256,713	2,174,822	—	—

(1)
Represents the gross number of shares of our common stock acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the gross number of shares of our Common Stock acquired upon exercise by (ii) the excess of per-share closing price of our Common Stock on the date of exercise over the exercise price of the option.

(3)
Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing price of our Common Stock on the date of vesting.

Nonqualified Deferred Compensation and Pension Benefits

        None of our NEOs participated in any nonqualified deferred compensation or defined benefit pension plans or had any deferred compensation or pension amounts outstanding during fiscal year 2013.

Potential Payments upon Termination or Change-in-Control

        Each of Messrs. Snyder, Hann, Weinstein and Murray has an agreement that provides for severance benefits upon a termination of employment. See "—Employment and Severance Arrangements" above for a description of the employment and severance agreements with our NEOs. Assuming a termination of employment effective as of September 30, 2013 (i) by us without cause, (ii) due to our nonextension of the executive's employment term or (iii) due to the executive's resignation for good reason, each of our NEOs would have received the following severance payments and benefits:

Name	Payment Type	Termination Without Cause ($)	Resignation for Good Reason ($)	Termination due to Non-Extension of Term ($)
Randy Snyder	Salary	1,950,120	1,950,120	1,950,120
	Bonus	877,500	877,500	877,500
	Option vesting(1)	—	—	—
	Benefit continuation(2)	56,186	56,186	56,186

	Total	2,883,806	2,883,806	2,883,806
Greg Hann	Salary	336,375	336,375	—
Hal Weinstein	Salary	347,772	347,772	—
	Benefit continuation(2)	27,011	—	—

	Total	347,783	—	—

(1)
As of September 30, 2013, Mr. Snyder was fully vested in all of the time vesting options granted pursuant to his employment agreement.

(2)
Consists of continuation of group health benefits. The value of the health benefits was calculated using an estimate of the cost to us of such health coverage based upon past experience.

Compensation Risk

        We have analyzed the potential risks arising from our compensation policies and practices, and have determined that there are no such risks that are reasonably likely to have a material adverse effect on us.

Director Compensation For 2013

        Directors who are our employees or employees of Carlyle (Messrs. Palmer, Snyder and Baird) receive no additional compensation for serving on our Board or its committees. For their services as a member of our Board in 2013, each of our "non-employee" directors (Messrs. Paulson, Squier, Jumper, Fulchino, Haberland, Kuechle and Schwartz) received a retainer of approximately $110,000 (pro-rated for Mr. Schwartz and Mr. Jumper's partial year of service with us). Historically, the annual retainer for our non-employee directors has been payable in either cash or shares of our restricted common stock. For 2013, the Compensation Committee determined to pay the annual retainer either 50% in cash and 50% in shares or 100% in shares, at the election of the applicable director. The shares were granted during the first quarter of fiscal year 2013 (or upon commencement of service) and vested quarterly over the remainder of the year. The cash payments were also paid quarterly. The number of shares for the 2013 retainer was determined based on the fair market value of the shares at the start of the year. In addition, each of our non-employee directors (other than Messrs. Haberland, Schwartz and Kuechle) received an option to purchase 6,525 shares of our common stock upon their commencement of service with us in fiscal year 2007 (2008, with respect to Mr. Fulchino). The options vest in five equal annual installments and were fully vested as of the end of fiscal year 2013.

        In 2013, we provided the following compensation to our independent directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total
Robert D. Paulson	55,000	55,000	110,000
David L. Squier	—	110,000	110,000
John P. Jumper	—	55,000	55,000
Paul E. Fulchino	—	110,000	110,000
Jay L. Haberland	55,000	55,000	110,000
Scott E. Kuechle	—	110,000	110,000
Norton A. Schwartz	—	55,000	55,000

(1)
As of September 30, 2013, Mr. Paulson held outstanding options to purchase 5,220 shares of our common stock and each of Messrs. Squier and Fulchino held outstanding options to purchase 6,525 shares of our common stock. All such options were fully vested as of September 30, 2013.

EXECUTIVE OFFICERS

        The following sets forth, as of December 4, 2013, the ages, positions and selected biographical information for our executive officers who are not directors:

  Hal Weinstein

        Hal Weinstein, age 59, joined Wesco in 1983 and has served as the head of sales and marketing for the Company since 1988, currently serving as our Executive Vice President, Sales and Marketing. Mr. Weinstein oversees our worldwide sales and marketing operations and is responsible for global marketing strategy, inclusive of advertising and website development and maintenance. He previously served as our Regional Sales Manager from 1983 to 1988. Prior to joining Wesco, Mr. Weinstein served as Director of Sales for Asset Financing International, an equipment leasing company based in Ridgefield, Connecticut, from 1981 to 1983.

  Gregory A. Hann

        Gregory A. Hann, age 59, has served as our Executive Vice President and Chief Financial Officer since joining Wesco in 2009. Mr. Hann was previously the Chief Financial Officer of Transamerican Auto Parts, a privately held retailer and distributor of 4-wheel drive and off road vehicle parts, from 2007 to 2009, and the Chief Financial Officer of publicly traded Ducommun Incorporated, a manufacturer of aerospace structures, from 2006 to 2007. Mr. Hann is a certified public accountant.

  Alex Murray

        Alex Murray, age 44, joined Wesco in 2000 and has served as Vice President of Global Operations since 2010. He previously served as our Logistic Manager from 2000 to 2003, Director of Contract Business from 2003 to 2005 and EU Managing Director from 2005 to 2010. Prior to joining Wesco, Mr. Murray was employed by BAE Systems in various roles within the logistics, procurement, supply chain and quality organizations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement

        On September 29, 2006, the Company entered into a management agreement with TC Group, L.L.C. ("TC Group"), an affiliate of Carlyle, to provide certain financial, strategic advisory and consultancy services to the Company, and on July 27, 2011, upon the effectiveness of our registration statement on Form S-1 (the "Registration Statement"), that agreement was amended and restated (as amended, the "Management Agreement") in order to substitute TC Group with Carlyle Investment Management, L.L.C. ("CIM"). Under the Management Agreement, we are obligated to pay CIM (or, prior to July 27, 2011, TC Group) an annual management fee of $1.0 million and to pay or reimburse CIM (or, prior to July 27, 2011, TC Group) for certain out-of-pocket expenses. We incurred expenses of approximately $1.1 million for the year ending September 30, 2013 related to the Management Agreement. The Management Agreement will terminate at such time as CIM or one or more of its affiliates no longer collectively control, in the aggregate, at least 15% of the Company, or such earlier date as the Company and CIM may mutually agree.

Amended and Restated Stockholders Agreement

        In connection with the acquisition of the Company by Carlyle, on September 29, 2006, we entered into a stockholders agreement with Falcon Aerospace Holdings, LLC, Randy Snyder, Susan Snyder, certain affiliates of the Snyder family and members of management holding restricted shares of common stock or options to purchase common stock. The stockholders agreement was amended on November 30, 2007 and further amended on April 17, 2008. Upon effectiveness of the Registration Statement on July 27, 2011, the stockholders agreement was amended and restated (the "Amended and Restated Stockholders Agreement").

        Pursuant to the Amended and Restated Stockholders Agreement, the Carlyle Stockholders have the right to nominate six of the members of the Board, the Wesco Stockholders have the right to nominate one of the members of the Board and the Board or a committee of the Board has the right to nominate the remaining directors. The number of Board members that the Carlyle Stockholders are entitled to nominate will be reduced (i) to four directors if the Carlyle Stockholders hold less than 40% of our common stock, (ii) to three directors if the Carlyle Stockholders hold less than 25% of our common stock, (iii) to two directors if the Carlyle Stockholders hold less than 15% of our common stock and (iv) to one director if the Carlyle Stockholders hold less than 10% of our common stock. The Carlyle Stockholders' rights under the board of directors nomination provisions of the Amended and Restated Stockholders Agreement will terminate at such time as they hold less than 5% of our common stock. The Wesco Stockholders' rights under the Board nominations provisions of the Amended and Restated Stockholders Agreement will also terminate at such time as they hold less than 5% of our common stock. In addition, for so long as Randy Snyder remains involved with our business, Mr. Snyder must be the Wesco Stockholders' nominee. However, at such time as Mr. Snyder is no longer involved with our business, the Wesco Stockholders may nominate another director, provided that such nominee is deemed qualified to serve on the Board of a public company.

        The Amended and Restated Stockholders Agreement contains restrictions on the transfer of our equity securities by the stockholders, as well as drag-along rights. In the event that we register any of our common stock following our initial public offering, these stockholders have the right to require us to use our best efforts to include the securities held by them, subject to certain limitations, including as determined by the underwriters, and have the right to cause us to effect registrations of shares on their behalf. The Amended and Restated Stockholders Agreement also requires us to indemnify the stockholders in connection with any such registration of our securities.

        The Amended and Restated Stockholders Agreement terminates upon a sale or change in control of the Company or the approval of the Company and its stockholders who are parties to the Amended and Restated Stockholders Agreement.

Operating Leases

        We lease several office and warehouse facilities under operating lease agreements (the "Operating Lease Agreements"), from entities affiliated with or controlled by Randy J. Snyder, who serves as our Chairman of the Board of Directors, President and Chief Executive Officer and is also a minority stockholder of the Company. Rent expense on these facilities was approximately $1.8 million for the year ended September 30, 2013. The Operating Lease Agreements expire by their terms between June 30, 2019 and December 31, 2020.

Related Party Transaction Policy

        We have adopted a written policy relating to the evaluation of and the approval, disapproval and monitoring of transactions involving us and "related persons." For the purposes of the policy, "related persons" include our executive officers, directors and director nominees or their immediate family members, or stockholders owning 5% or more of our outstanding common stock.

        Our related person transactions policy requires:

  •
  that any transaction in which a related person has a material direct or indirect interest and that exceeds $120,000 (a "related person transaction"), and any material amendment or modification to a related person transaction, be evaluated and approved or ratified by our Audit Committee or by the disinterested members of the Audit Committee, as applicable; and

  •
  that any employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction must be approved by the Compensation Committee or recommended by the Compensation Committee to our Board for its approval.

        In connection with the review and approval or ratification of a related person transaction:

  •
  management must disclose to the Audit Committee or the disinterested members of the Audit Committee, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person's direct or indirect interest in, or relationship to, the related person transaction;

  •
  management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness;

  •
  management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent it is required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

  •
  management must advise the Audit Committee or the disinterested members of the Audit Committee, as applicable, as to whether the related person transaction constitutes a "personal loan" for purposes of Section 402 of Sarbanes-Oxley.

        In addition, the related person transaction policy provides that the Audit Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee's status as an "independent," "outside," or "non-employee" director, as applicable, under the rules and regulations of the SEC, the applicable listing exchange and the Internal Revenue Code.

        All related party transactions described in this section occurred prior to adoption of this policy, and as such, these transactions were not subject to the approval and review procedures described above.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of Forms 3, 4 and 5 and amendments thereto and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that no director, officer or beneficial owners of more than 10% of our total outstanding common shares failed to file the reports required by Section 16(a) of the Exchange Act on a timely basis during fiscal 2013, with the exception of the following: (i) on December 7, 2012, late Forms 3 were filed by each of Lisa Hess and Michael Neri in their capacities as trust advisor and trustee, respectively, of certain Snyder family trusts which had previously been erroneously reported as being beneficially owned by Randy Snyder; (ii) on December 7, 2012 a late Form 4 was filed by each of Lisa Hess and Michael Neri, in their capacities as trust advisor and trustee, respectively, for certain Snyder family trusts, to report transactions by the trust previously reported by Mr. Snyder; and (iii) on December 7, 2012 two late Forms 4 were filed Lisa Hess to report transactions by Ms. Hess's spouse.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of December 4, 2013, there were a total of 95,378,130 shares of our common stock issued and outstanding, which were owned by 25 stockholders. As of December 4, 2013, certain affiliates of Carlyle owned approximately 30.8% of our common stock.

        The following table sets forth, as of December 4, 2013, certain information with respect to the beneficial ownership of our common stock by:

  •
  each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

  •
  each director, director nominee and NEO; and

  •
  all of our directors and executive officers as a group.

        Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our common stock.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial" owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner is c/o Wesco Aircraft Holdings, Inc., 27727 Avenue Scott, Valencia, California 91355.

	Common Stock Beneficially Owned
Name	Number	Percent of Class
Greater than 5% Stockholders:
The Carlyle Group L.P.(1)	29,330,184	30.8%
Lisa K. Hess(2)	10,644,068	11.2%
Michael S. Neri(3)	10,519,173	11.0%
Abrams Capital Management, L.P.(4)	9,025,335	9.5%
MSD Capital, L.P.(5)	5,418,897	5.7%
Directors and Named Executive Officers:
Randy J. Snyder(6)	1,611,985	1.7%
Hal Weinstein(7)	745,651	*
Gregory A. Hann(8)	464,836	*
Alex Murray(9)	156,257	*
Tommy Lee(10)	560,320	*
Dayne A. Baird	—	—
Paul E. Fulchino(11)	91,732	*
Jay L. Haberland	12,044	*
Scott E. Kuechle	16,540	*
Adam J. Palmer	—	—
Robert D. Paulson(12)	64,469	*
Norton A. Schwartz	7,012	*
David L. Squier(13)	76,513	*
All executive officers and directors as a group (13 persons)	3,807,359	4.0%

*
Denotes less than 1.0% of beneficial ownership.

(1)
Falcon Aerospace Holdings, LLC. is the record holder of 29,330,184 shares of common stock. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the managing member of TC Group IV, L.L.C., which is the general partner of TC Group IV, L.P., which is the general partner of Carlyle Partners IV, L.P., which is the managing member of Falcon Aerospace Holdings, LLC. Accordingly, each of Carlyle Group Management L.L.C., The Carlyle Group L.P., Carlyle Holdings II GP L.L.C., Carlyle Holdings II L.P., TC Group Cayman Investment Holdings, L.P., TC Group Cayman Investment Holdings Sub L.P., TC Group IV, L.L.C., TC Group IV, L.P. and Carlyle Partners IV, L.P. (collectively, the "Carlyle Entities") may be deemed to share beneficial ownership of the shares of common stock owned of record by Falcon Aerospace Holdings, LLC. The business address of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Intertrust Corporate Services, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The business address of Falcon Aerospace Holdings, LLC and each of the other Carlyle Entities is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

(2)
Includes (i) 1,425,448 shares of our common stock held by the Randy Snyder 2009 Extended Family Trust, (ii) 1,425,449 shares of our common stock held by the Susan Snyder 2009 Extended Family Trust, (iii) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (iv) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (v) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (vi) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (vii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust and (viii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust. The trusts described in (i) through (viii) above are collectively referred to herein as the Snyder Trusts. Mrs. Hess is the trust advisor for each of the Snyder Trusts, and in that role has dispositive power with respect to the shares held by the trusts and is deemed to be an indirect beneficial owner of such shares. Also includes (a) 121,225 shares of our common stock held by George Hess, Mrs. Hess's spouse and (b) 3,670 shares of our common beneficially owned by Mr. and Mrs. Hess, who serve as trustees of the George and Lisa Hess Trust dated October 1, 2003, which we refer to herein as the Hess Trust. Mr. and Mrs. Hess share voting power and dispositive power over the shares held by the Hess Trust. Mrs. Hess's address is 17330 Margate Street, Encino, California 91316.

(3)
Includes (i) 1,425,448 shares of our common stock held by the Randy Snyder 2009 Extended Family Trust, (ii) 1,425,449 shares of our common stock held by the Susan Snyder 2009 Extended Family Trust, (iii) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (iv) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (v) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (vi) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (vii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust and (viii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust. Mr. Neri, in his capacity as Senior Vice President of U.S. Trust Company of Delaware, is the trustee for each of the Snyder Trusts, and in that role has voting power with respect to the shares held by the trusts and is deemed to be an indirect beneficial owner of such shares. Mr. Neri's address is U.S. Trust Company of Delaware, 1100 N. King Street, Wilmington, DE 19884.

(4)
Based solely on information contained in a Schedule 13G/A filed with the SEC on May 31, 2013 (the "Abrams Capital 13G/A"), by Abrams Capital Partners II, L.P. ("ACP II"), Abrams Capital, LLC ("Abrams Capital"), Abrams Capital Management, L.P. ("Abrams CM LP"), Abrams Capital Management, LLC ("Abrams CM LLC") and David Abrams. The Abrams Capital 13G/A reported (i) shared voting power and shared dispositive power over 7,206,963 shares for ACP II representing shares beneficially owned by ACP II, (ii) shared voting power and shared dispositive power over 8,511,764 shares for Abrams Capital representing shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner, (iii) shared voting power and shared dispositive power over 9,025,335 shares for Abrams CM LP representing the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager, (iv) shared voting power and shared dispositive power over

  9,025,335 shares for Abrams CM LLC representing the above-referenced shares beneficially owned by Abrams CM LP, of which Abrams CM LLC is the general partner and (v) shared voting power and shared dispositive power over 9,025,335 shares for Mr. Abrams representing the above referenced shares reported for Abrams Capital and Abrams CM LLC both of which Mr. Abrams is the managing member. The address of the principal business office of each of these reporting persons is c/o Abrams Capital Management, L.P., 222 Berkeley Street, 22nd Floor, and Boston, MA 02116.

(5)
Based solely on information contained in a Schedule 13G filed with the SEC on August 19, 2013 (the "MSD Schedule 13G"), by MSD Capital, L.P. ("MSD Capital"), MSD SBI, L.P. ("MSD SBI") and Michael S. Dell. MSD SBI is the direct owner of the securities covered by the MSD Schedule 13G. MSD Capital is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD SBI. MSD Capital Management LLC, a Delaware limited liability company ("MSD Capital Management"), is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. The address of the principal business office of each of these reporting persons is 645 Fifth Avenue, 21st Floor, New York, New York 10022. The address of the principal business office of Mr. Dell is c/o Dell, Inc., One Dell Way, Round Rock, and Texas 78682. The MSD Schedule 13G reported beneficial ownership as follows: shared voting power over 5,418,897 shares and shared dispositive power over 5,418,897 shares.

(6)
Consists of 45,000 shares of our common stock beneficially owned by Mr. Snyder and the right to acquire up to 1,566,985 shares pursuant to options.

(7)
Consists of 135,876 shares of our common stock beneficially owned by Mr. Weinstein and the right to acquire up to 609,775 shares pursuant to options.

(8)
Consists of 15,035 shares of our common stock beneficially owned by Mr. Hann and the right to acquire up to 449,801 shares pursuant to options.

(9)
Consists of 53,685 shares of our common stock beneficially owned by Mr. Murray and the right to acquire up to 102,572 additional shares pursuant to options.

(10)
Consists of 3,223 shares of our common stock beneficially owned by Mr. Lee, who serves as trustee of the Lee Living Trust. Mr. Lee has sole voting power and dispositive power over the shares held by the Lee Living Trust. Also consists of 557,097 shares beneficially owned by Mr. Lee.

(11)
Consists of 85,207 shares of our common stock beneficially owned by Mr. Fulchino and the right to acquire up to 6,525 additional shares pursuant to options.

(12)
Consists of 59,249 shares of our common stock beneficially owned by Mr. Paulson and the right to acquire up to 5,220 additional shares pursuant to options.

(13)
Consists of 69,988 shares of our common stock beneficially owned by Mr. Squier and the right to acquire up to 6,525 additional shares pursuant to options.

PROPOSAL 2
APPROVAL ON AN ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION

        In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Please read the "Compensation Discussion and Analysis" beginning on page 18 for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders' views regarding our executive compensation programs.

Vote Required; Recommendation

        The approval by a non-binding advisory vote of our executive compensation requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes have no effect on the outcome of the vote.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP, which has been our independent audit firm since September 29, 2006, has been appointed by our Audit Committee as our independent auditors for the fiscal year ending September 30, 2014, and our Audit Committee has further directed that the appointment of such accountants be submitted for ratification by the stockholders at the annual meeting. We have been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and clients. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors is not required by our charter or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Board or Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our Board or Audit Committee determined that such a change would be in our and our stockholders' best interests.

Principal Accounting Firm Fees

        Aggregate fees we were billed for the fiscal years ended September 30, 2013 and 2012 by our principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2013	2012
Audit fees(a)	$1,355,202	$2,712,983
Audit-related fees(b)	—	—
Tax fees	1,435,500	949,510
All other fees(c)	175,000	495,209
Total	$2,965,702	$4,157,702

(a)
Audit fees principally include those for services related to Sarbanes-Oxley Section 404 compliance, the audit and quarterly reviews of the Company's consolidated financial statements and consultation on accounting matters.

(b)
Audit-related fees principally include fees for consultation and planning related to the Company's audits of employee benefit plans.

(c)
All other fees principally represents costs associated with acquisition due diligence services and comfort letters, consents and review of the Company's Registration Statement on Form S-3 filed with the SEC.

Pre-Approval of Independent Auditor Services

        The Audit Committee pre-approves the fees and other terms of all engagements for audit and non-audit services provided by the independent auditor. All fees described above that were incurred after our initial public offering were pre-approved by the Audit Committee.

Vote Required; Recommendation

        The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2014 requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

 ANNUAL REPORT

        Our annual report for the fiscal year ended September 30, 2013 accompanies this proxy statement.

OTHER BUSINESS

        Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

        If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2015 annual meeting of stockholders, you must submit the proposal to our Secretary no later than August 14, 2014, in accordance with Rule 14a-8. In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2015 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than September 30, 2014, and no later than the close of business on October 30, 2014, and otherwise comply with the advance notice and other provisions set forth in our bylaws, which currently includes, among other things, a requirement as to stock ownership and the submission of specified information. For additional requirements, stockholders should refer to Article I, Section 1.12 of our bylaws, a current copy of which may be obtained from our Secretary.

HOUSEHOLDING

        We have adopted a procedure called "householding" under which we will deliver only one copy of either the proxy materials or the Notice to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. We will deliver promptly upon written or oral request a separate copy of the proxy statement and our annual report for the fiscal year ended September 30, 2013 to any stockholder at a shared address to which a single copy of either of those documents was delivered. If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. A number of brokerage firms have also instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. WESCO AIRCRAFT HOLDINGS, INC. M64748-P44940 WESCO AIRCRAFT HOLDINGS, INC. 27727 AVENUE SCOTT VALENCIA, CA 91355 Please indicate if you plan to attend this meeting. 2. Approve, by a non-binding advisory vote, the Company's executive compensation. 3. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2014. For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you would like to keep your vote confidential under the current policy. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 01) Adam J. Palmer 02) Norton A. Schwartz 03) Randy J. Snyder 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR the following proposals: For All Withhold All For All Except ! Yes No Yes No For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! !

Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) WESCO AIRCRAFT HOLDINGS, INC. Annual Meeting of Stockholders January 28, 2014, 2:00 PM PT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gregory A. Hann and John G. Holland, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WESCO AIRCRAFT HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, Pacific Time, on January 28, 2014, at the Hyatt Regency Valencia, 24500 Town Center Drive, Valencia, CA 91355, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Annual Report to Security Holders and Form of Proxy are available at www.proxyvote.com. Continued and to be signed on reverse side M64749-P44940